Exhibit (k)(10)

INVESTMENT MANAGEMENT AGREEMENT

AGREEMENT, dated             , 2022, between CREDX Subsidiary, LLC (the “LLC”), a Delaware limited liability company, and BlackRock Advisors, LLC (the “Advisor”), a Delaware limited liability company.

WHEREAS, the Advisor has agreed to furnish investment advisory services to the LLC, which is a wholly owned subsidiary of BlackRock Credit Strategies Fund (the “Trust”), a closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Advisor is willing to furnish such services upon the terms and conditions herein set forth.

NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

1.    In General. The Advisor agrees, all as more fully set forth herein, to act as investment advisor to the LLC with respect to the investment of the LLC’s assets and to supervise and arrange for the day-to-day operations of the LLC and the purchase of securities for and the sale of securities held in the investment portfolio of the LLC.

2.    Duties and Obligations of the Advisor with Respect to Investment of Assets of the LLC. Subject to the succeeding provisions of this section and subject to the direction and control of the Trust’s Board of Trustees, with respect to the LLC, the Advisor shall (i) act as investment advisor for and supervise and manage the investment and reinvestment of the LLC’s assets and in connection therewith have complete discretion in purchasing and selling securities and other assets for the LLC and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the LLC; (ii) supervise continuously the investment program of the LLC and the composition of its investment portfolio; (iii) arrange, subject to the provisions of paragraph 4 hereof, for the purchase and sale of securities and other assets held in the investment portfolios of the LLC; and (iv) provide investment research to the LLC.

3.    Duties and Obligations of Advisor with Respect to the Administration of the LLC. The Advisor also agrees to furnish office facilities and equipment and clerical, bookkeeping and administrative services (other than such services, if any, provided by the LLC’s custodian, transfer agent and dividend disbursing agent and other service providers, as the case may be) for the LLC. To the extent requested by the LLC, the Advisor agrees to provide the following administrative services:

(a)    Oversee the determination and publication of the LLC’s net asset value in accordance with the LLC’s policy as adopted from time to time by the sole member of the LLC;

(b)    Oversee the maintenance by the LLC’s custodian, transfer agent and dividend disbursing agent and the Trust’s custodian, transfer agent and dividend disbursing agent, as the case may be, of certain books and records of the LLC and maintain (or oversee maintenance by such other persons as approved by the LLC’s sole member) such other books and records required by law or for the proper operation of the LLC;

(c)    Oversee the preparation and filing of the LLC’s federal, state and local income tax returns, as applicable, and any other required tax returns;

(d)    Review the appropriateness of and arrange for payment of the LLC’s expenses;

(e)    Prepare for review and approval by officers of the Trust, financial information for the Trust’s semi-annual and annual reports, proxy statements and other communications with shareholders required or otherwise to be sent to Trust shareholders, and arrange for the printing and dissemination of such reports and communications to shareholders;

(f)    Prepare for review by an officer of the Trust, such reports, forms and filings, as may be mutually agreed upon;

(g)    Prepare such reports relating to the business and affairs of the LLC as may be mutually agreed upon and not otherwise appropriately prepared by the LLC’s custodian, counsel or auditors;

(h)    Prepare such information and reports as may be required by any stock exchange or exchanges on which the Trust’s shares are listed;

(i)    Make such reports and recommendations to the Board of Trustees of the Trust concerning the performance of the independent accountants as the Board of Trustees of the Trust may reasonably request or deems appropriate;

(j)    Make such reports and recommendations to the Board of Trustees of the Trust concerning the performance and fees of the LLC’s custodian, transfer agent and dividend disbursing agent, as the case may be, as the Board of Trustees of the Trust may reasonably request or deems appropriate;

(k)    Oversee and review calculations of fees paid to the LLC’s service providers;

(l)    Oversee the LLC’s portfolios and perform necessary calculations as required under Section 18 of the 1940 Act;

(m)    Consult with the Trust’s officers, independent accountants, legal counsel, custodian, accounting agent, transfer agent and dividend disbursing agent, as the case may be, in establishing the accounting policies of the LLC and monitor financial and shareholder accounting services;

(n)    Review implementation of any share repurchase programs authorized by the Board of Trustees of the Trust;

(o)    Determine the amounts available for distribution as dividends and distributions to be paid by the LLC to its members; and provide the LLC’s dividend disbursing agent and custodian with such information as is required for such parties to effect the payment of dividends and distributions;

(p)    Prepare such information and reports as may be required by any banks from which the LLC borrows funds;

(q)    Provide such assistance to the LLC’s custodian, counsel and auditors as generally may be required to properly carry on the business and operations of the LLC;

(r)    Respond to or refer to the LLC’s or Trust’s officers or transfer agent, any shareholder (including any potential shareholder) inquiries relating to the LLC; and

(s)    Supervise any other aspects of the LLC’s administration as may be agreed to by the Trust, the LLC and the Advisor.

All services are to be furnished through the medium of any trustees, officers or employees of the Advisor or its affiliates as the Advisor deems appropriate in order to fulfill its obligations hereunder. The Advisor may from time to time, in its sole discretion to the extent permitted by applicable law, appoint one or more sub-advisors, including, without limitation, affiliates of the Advisor, to perform investment advisory services with respect to the LLC, or assign all or a portion of this Agreement to any of its affiliates. The Advisor may terminate any or all sub-advisors in its sole discretion at any time to the extent permitted by applicable law.

The LLC will reimburse the Advisor or its affiliates for all out-of-pocket expenses incurred by them in connection with the performance of the administrative services described in this paragraph 3.

4.    Covenants. (a) In the performance of its duties under this Agreement, the Advisor shall at all times conform to, and act in accordance with, any requirements imposed by: (i) the provisions of the 1940 Act, and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and all applicable Rules and Regulations of the Securities and Exchange Commission (“SEC”), as the same may be modified by any exemptive or interpretive relief therefrom; (ii) any other applicable provision of law; (iii) the provisions of the operating agreement of the LLC and the provisions of the Agreement and Declaration of Trust and Bylaws of the Trust, as such documents are amended and/or amended and restated from time to time; (iv) the investment objectives and policies of the Trust as set forth in its Registration Statement on Form N-2; and (v) any policies and determinations of the Board of Trustees of the Trust; and

(b)    In addition, the Advisor will:

(i)    place orders either directly with the issuer or with any broker or dealer. Subject to the other provisions of this paragraph, in placing orders with brokers and dealers, the Advisor will attempt to obtain the best price and the most favorable execution of its orders. In placing orders, the Advisor will consider the experience and skill of the firm’s securities traders as well as the firm’s financial responsibility and administrative efficiency. Consistent with this obligation, the Advisor may select brokers on the basis of the research, statistical and pricing services they provide to the LLC and other clients of the Advisor. Information and research received from such brokers will be in addition to, and not in lieu of, the services required to be performed by the Advisor hereunder. A commission paid to such brokers may be higher than that which another qualified broker would have charged for effecting the same transaction, provided that the Advisor determines in good faith that such commission is reasonable in terms either of the transaction or the overall responsibility of the Advisor to the LLC and its other clients and that the total commissions paid by the LLC will be reasonable in relation to the benefits to the LLC over the long-term. In no instance, however, will the LLC’s securities be purchased from or sold to the Advisor, or any affiliated person thereof, except to the extent permitted by the SEC or by applicable law;

(ii)    maintain a policy and practice of conducting its investment advisory services hereunder independently of the commercial banking operations of its affiliates. When the Advisor makes investment recommendations for the LLC, its investment advisory personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the LLC’s accounts are customers of the commercial department of its affiliates; and

(iii)    treat confidentially and as proprietary information of the LLC all records and other information relative to the LLC, and the LLC’s prior, current or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the LLC, which approval shall not be unreasonably withheld and may not be withheld where the Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the LLC.

5.    Services Not Exclusive. Nothing in this Agreement shall prevent the Advisor or any officer, employee or other affiliate thereof from acting as investment advisor for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Advisor or any of its officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Advisor will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.

6.    Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Advisor hereby agrees that all records which it maintains for the LLC are the property of the Trust and the LLC, and further agrees to surrender promptly to the Trust or the LLC any such records upon the Trust’s or the LLC’s request. The Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

7.    Agency Cross Transactions. From time to time, the Advisor or brokers or dealers affiliated with it may find themselves in a position to buy for certain of their brokerage clients (each an “Account”) securities which the Advisor’s investment advisory clients wish to sell, and to sell for certain of their brokerage clients securities which advisory clients wish to buy. Where one of the parties is an advisory client, the Advisor or the affiliated broker or dealer cannot participate in this type of transaction (known as a cross transaction) on behalf of an advisory client and retain commissions from one or both parties to the transaction without the advisory client’s consent. This is because in a situation where the Advisor is making the investment decision (as opposed to a brokerage client who makes his own investment decisions), and the Advisor or an affiliate is receiving commissions from both sides of the transaction, there is a potential conflicting division of loyalties and responsibilities on the Advisor’s part regarding the advisory client. The SEC has adopted a rule under the Advisers Act, which permits the Advisor or its affiliates to participate on behalf of an Account in agency cross transactions if the advisory client has given written consent in advance. By execution of this Agreement, the Trust and the LLC authorize the Advisor or its affiliates to participate in agency cross transactions involving an Account. The Trust and the LLC may revoke their consent at any time by written notice to the Advisor.

8.    Expenses. During the term of this Agreement, the Advisor will bear all costs and expenses of its employees and any overhead incurred in connection with its duties hereunder and shall bear the costs of any salaries or fees of any managers of the LLC who are affiliated persons (as defined in the 1940 Act) of the Advisor; provided that the sole member of the LLC may approve reimbursements to the Advisor of the pro rata portion of the salaries, bonuses, health insurance, retirement benefits and all similar employment costs for the time spent on the LLC’s operations (including, without limitation, compliance matters) (other than the provision of investment advice and administrative services required to be provided hereunder) of all personnel employed by the Advisor who devote substantial time to the LLC’s operations or the operations of other investment companies advised by the Advisor.

9.    Compensation of the Advisor. The Advisor is not entitled to any compensation for services provided by it to the LLC under this Agreement.

10.    Indemnity. (a) The LLC may, with the prior consent of the Board of Trustees of the Trust, including a majority of the Trustees of the Trust who are not “interested persons” of the Trust (as defined in Section 2(a)(19) of the 1940 Act), indemnify the Advisor, and each of the Advisor’s trustees, officers, employees, agents, associates and controlling persons and the trustees, partners, members, officers, employees and agents thereof (including any individual who serves at the Advisor’s request as trustee, officer, partner, member, trustee or the like of another entity) (each such person being an “Indemnitee”) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees (all as provided in accordance with applicable state law) reasonably incurred by such Indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such Indemnitee may be or may have been involved as a party or otherwise or with which such Indemnitee may be or may have been threatened, while acting in any capacity set forth herein or thereafter by reason of such Indemnitee having acted in any such capacity, except with respect to any matter as to which such Indemnitee shall have been adjudicated not to have acted in good faith in the reasonable belief that such Indemnitee’s action was in the best interest of the Trust or the LLC and furthermore, in the case of any criminal proceeding, so long as such Indemnitee had no reasonable cause to believe that the conduct was unlawful; provided, however, that (1) no Indemnitee shall be indemnified hereunder against any liability to the Trust or the LLC or the Trust’s shareholders or any expense of such Indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence or (iv) reckless disregard of the duties involved in the conduct of such Indemnitee’s position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as “disabling conduct”), (2) as to any matter disposed of by settlement or a compromise payment by such Indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such settlement or compromise is in the best interests of the LLC and that such Indemnitee appears to have acted in good faith in the reasonable belief that such Indemnitee’s action was in the best interest of the LLC and did not involve disabling conduct by such Indemnitee and (3) with respect to any action, suit or other proceeding voluntarily prosecuted by any Indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such Indemnitee was authorized by a majority of the full Board of Trustees of the Trust, including a majority of the Trustees of the Trust who are not “interested persons” of the LLC and the Trust (as defined in Section 2(a)(19) of the 1940 Act).

(b)    The LLC may make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the LLC unless it is subsequently determined that such Indemnitee is entitled to such indemnification and if the Trustees of the Trust determine that the facts then known to them would not preclude indemnification. In addition, at least one of the following conditions must be met: (A) the Indemnitee shall provide security for such Indemnitee undertaking, (B) the Trust shall be insured against losses arising by reason of any unlawful advance, or (C) a majority of a quorum consisting of Trustees of the Trust who are neither “interested persons” of the Trust (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding (“Disinterested Non-Party Trustees”) or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Indemnitee ultimately will be found entitled to indemnification.

(c)    All determinations with respect to the standards for indemnification hereunder shall be made (1) by a final decision on the merits by a court or other body before whom the proceeding was brought that such Indemnitee is not liable or is not liable by reason of disabling conduct, or (2) in the absence of such a decision, by (i) a majority vote of a quorum of the Disinterested Non-Party Trustees of the Trust, or (ii) if such a quorum is not obtainable or, even if obtainable, if a majority vote of such quorum so directs, independent legal counsel in a written opinion. All determinations that advance payments in connection with the expense of defending any proceeding shall be authorized and shall be made in accordance with the immediately preceding clause (2) above.

The rights accruing to any Indemnitee under these provisions shall not exclude any other right to which such Indemnitee may be lawfully entitled.

11.    Limitation on Liability. The Advisor will not be liable for any error of judgment or mistake of law or for any loss suffered by the Advisor or by the LLC in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its duties under this Agreement.

12.    Duration and Termination.

(a)    This Agreement shall become effective on the date hereof and, unless sooner terminated with respect to the LLC as provided herein, shall continue in effect for a period of two years. Thereafter, if not terminated, this Agreement shall continue in effect with respect to the LLC for successive periods of 12 months, provided such continuance is specifically approved at least annually by both (a) the vote of a majority of the Trust’s Board of Trustees, or the vote of a majority of the outstanding voting securities of the Trust at the time outstanding and entitled to vote, and (b) by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any such party, cast in person (or otherwise, as consistent with applicable laws, regulations and related guidance and relief) at a meeting called for the purpose of voting on such approval.

(b)    Notwithstanding the foregoing, this Agreement may be terminated by the Trust, on behalf of the LLC, at any time, without the payment of any penalty, upon giving the Advisor 60 days’ notice (which notice may be waived by the Advisor), provided that such termination by the Trust, on behalf of the LLC, shall be directed or approved by the vote of a majority of the Trustees of the Trust in office at the time or by the vote of the holders of a majority of the outstanding voting securities of the Trust at the time outstanding and entitled to vote, or by the Advisor on 60 days’ written notice (which notice may be waived by the Trust, on behalf of the LLC). This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms “majority of the outstanding voting securities,” “interested person” and “assignment” shall have the same meanings of such terms in the 1940 Act.)

13.    Notices. Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

14.    Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. Any amendment of this Agreement shall be subject to the 1940 Act.

15.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the 1940 Act.

16.    Use of the Name BlackRock. The Advisor has consented to the use by the Trust and the LLC of the name or identifying word “BlackRock” in the name of the Trust and the LLC. Such consent is conditioned upon the employment of the Advisor as the investment advisor to the LLC. The name or identifying word “BlackRock” may be used from time to time in other connections and for other purposes by the Advisor and any of its affiliates. The Advisor may require the Trust and the LLC to cease using “BlackRock” in the name of the Trust and the LLC, if the LLC ceases to employ, for any reason, the Advisor, any successor thereto or any affiliate thereof as investment advisor of the LLC. If so required by the Advisor, each of the Trust and the LLC will cease using “BlackRock” in its name as promptly as practicable and make all reasonable efforts to remove “BlackRock” from its name including calling a special meeting of shareholders.

17.    Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

18.    Counterparts. This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers, all as of the day and the year first above written.

CREDX SUBSIDIARY, LLC

By:
Name:
Title:

BLACKROCK ADVISORS, LLC

By:
Name:
Title:

[Signature Page to CREDX Subsidiary, LLC - Investment Management Agreement]